                                                                    Exhibit 3.30


                           ARTICLES OF INCORPORATION

                                      OF

                          ACADIANA MALL WILSONS, INC.


          The undersigned, being a natural person capable of contracting and acting as the incorporator to form a corporation for one or more lawful business purposes under the provisions of the Business Corporation Law of the State of Louisiana, does hereby adopt and sign the following Articles of Incorporation.

          FIRST:  The name of the corporation (hereinafter called the
          -----
"corporation") is ACADIANA MALL WILSONS, INC.

          SECOND:  The nature in general terms of the purpose or purposes for
          ------
which the corporation is to be formed, which shall be in addition to the authority of the corporation to engage in any lawful activity for which corporations may be formed under the Business Corporation Law, is as follows:

          To buy, sell and generally deal in and with (at wholesale, retail or both) men's, women's and children's clothing, shoes, jewelry, belts, pocketbooks, and other accessories and wearing apparel of every kind and description.

          To have the powers conferred upon corporations formed under the Business Corporation Law, including the power to perform any acts which are necessary or proper to accomplish the purpose or purposes as expressed or implied in these Articles of Incorporation, or which may be incidental thereto, and which are not repugnant to law.

          THIRD:  The duration of the corporation is to be perpetual.
          -----

          FOURTH:  The aggregate number of shares which the corporation shall
          ------
have authority to issue is one hundred, all of which are without par value, and all of which are of the same class and are designated as common shares.

          FIFTH:  The full name and the post office address of the incorporator
          -----
of the corporation are as follows:

          FULL NAME                POST OFFICE ADDRESS
          ---------                -------------------

          Athena Amaxas            15 Columbus Circle
                                   New York, NY 10023-7773

          SIXTH:  Cash, property, or share dividends, shares issuable to
          -----
shareholders in connection with a reclassification of stock and the redemption price of redeemed shares, if any, which are not claimed by the shareholders entitled thereto within a reasonable time as determined by the Board of Directors (not less than one year in any event) after the dividend or redemption price, if any, became payable or the shares became issuable, despite reasonable efforts by the corporation to pay the dividend or redemption price, if any, or deliver the certificates for the shares to such shareholders within such time, shall, at the expiration of such time, revert in full ownership to the corporation, and the corporation's obligation to pay such dividend or redemption price, if any, or issue such shares, as the case may be, shall thereupon cease; provided that the Board of Directors may, at any time, for any reason satisfactory to it, but need not, authorize (a) payment of the amount of any cash or property dividend or redemption price, if any, or (b) issuance of any shares, ownership of which has reverted to the corporation to the entity who or which would be entitled thereto had such reversion not occurred.

          SEVENTH:  For the regulation of the business and the conduct of the
          -------
affairs of the corporation, it is further provided:

          1. Except as may otherwise be provided in these Articles of Incorporation, in any By-Law adopted by the Board of Directors, or in the Business Corporation Law, all the corporate powers shall be vested in, and the business and affairs shall be managed by, the Board of Directors.

          2. The number of directors constituting the first Board of Directors of the corporation shall be the number of directors named in the initial report or the supplemental report prescribed by Section 12:101 of the Business Corporation Law. Thereafter, the number shall be that fixed from time to time in the By-Laws.

          3. One or more or all the directors of the corporation may be removed for cause by the shareholders by the affirmative vote of the majority of the total voting power; and one or more or all the directors may be removed without cause by like vote of said shareholders. The Board of Directors shall have the power to remove directors for cause and to suspend directors pending a final determination that cause exists for removal.

          4. Any director absent from a meeting of the Board or of any committee thereof may be represented by any other director or shareholder, who may cast the vote of the absent director according to the written instructions, general or special, of the absent director.

          5. By resolution of the Board of Directors only, the President, a Vice-President or Manager, if any, of the corporation shall have power in the name and behalf of the corporation to authorize the institution, prosecution or defense of any suit and other legal proceedings. Subject to the provisions of the resolution of the Board, such person or persons shall have authority in the corporation's name and behalf to direct the issuance of conservatory writs and to bond property in custodia legis, to execute bonds in connection with any legal proceedings, and to make any affidavit required by law or the rules of the court.

          6. In lieu of setting forth provisions in these Articles of Incorporation in respect of restrictions on the transfer of shares of the corporation or any provisions for the optional or compulsory sale and purchase of shares among the shareholders and the corporation or any of them, such provisions may be set forth in the By-Laws of the corporation or in a written agreement or written agreements of the parties involved.

          7. Whenever any provision of the Business Corporation Law shall require for the approval of any specified corporate action the vote of at least two-thirds of the voting power present, and whenever any such provision shall also permit the Articles of Incorporation to prescribe a smaller proportion of such voting power, then, and in that event, the corporate action shall be approved by the vote of at least a majority of the voting power present; and whenever the corporation shall have one or more classes or series of shares which are denied voting power under the Articles of Incorporation but the vote of the holders of two-thirds of the shares of said class or series present or represented at a meeting is required by the Business Corporation Law unless the Articles of Incorporation prescribe a smaller proportion, then and in that event, the vote of the holders of at least a majority of the shares of such class or series present or represented at a meeting shall be necessary to the adoption thereof by said class or series.

          8. Whenever the affirmative vote of shareholders at a meeting is required to authorize or constitute corporate action under any provision of the Business Corporation Law or of the Articles of Incorporation or By-Laws of the corporation, any such action may be authorized or constituted by a consent in writing, without a meeting, signed by the shareholders having at least that proportion of voting power which would be necessary under any such provision to authorize or constitute the action by the affirmative vote at a meeting; provided, that any such written consent shall be filed with the record of proceedings of the shareholders; and provided, further, that prompt notice shall be given to all of the shareholders entitled thereto of the action taken pursuant to such written consent.

          9. The personal liability of the directors of the corporation is eliminated to the fullest extent permitted by the provisions of Section 12:24(c)(4) of the Business Corporation Law, as the same may be amended and supplemented.

          10. The corporation shall, to the fullest extent permitted by the Business Corporation Law of Louisiana, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, authorization of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of his heirs and legal representative.

     Signed on March 30, 1994.

                                   /s/  Athena Amaxas
                                   -------------------------------
                                   Athena Amaxas, Incorporator

STATE OF NEW YORK    )
                     ) SS.:
COUNTY OF NEW YORK   )

          On this 30th day of March, 1994, before me, the subscriber, a Notary Public duly appointed to take proof and acknowledgment of deeds and other instruments, came Athena Amaxas, to me personally known to be the individual described in and who signed the preceding Articles of Incorporation, and who duly acknowledged to me, the signing of the same, and being by me duly sworn deposeth and saith that she signed the foregoing Articles of Incorporation as incorporator.

          IN TESTIMONY WHEREOF, I hereunto set my hand and affix my official seal at New York, New York the day and year first above written.


                                   /s/  Patricia Sweetman
                                   -------------------------------
                                   Notary Public

(SEAL)

                              AGREEMENT OF MERGER


          AGREEMENT OF MERGER entered into on July 19, 1996 by and between CORTANA MALL WILSONS, INC. and OAKWOOD WILSONS, INC., all Louisiana corporations (the "Terminating Corporations"), and ACADIANA MALL WILSONS, INC., a Louisiana corporation ("Acadiana").

          (1) The Terminating Corporations and Acadiana shall merge into a single corporation pursuant to the Business Corporation Law of the State of Louisiana upon the terms and conditions set forth below.

          (2) The merger of the Terminating Corporations into Acadiana (the "Merger") shall be effective at the close of business on August 3, 1996, and Acadiana shall be the surviving corporation following the Merger (the "Surviving Corporation").

          (3) Upon the effectiveness of the Merger, all of the outstanding shares of capital stock of the Terminating Corporations shall be canceled, no shares of the Surviving Corporation, cash or other consideration shall be issued in exchange therefor or upon cancellation thereof, and each share of capital stock of Acadiana shall remain outstanding as capital stock of the Surviving Corporation and shall not be converted or exchanged or in any way modified as a result of the Merger.

          (4) Upon the effectiveness of the Merger, the corporate existence of the Terminating Corporations shall cease, and the corporate existence of Acadiana, as the Surviving Corporation, shall continue under, and shall be governed by, the laws of the State of Louisiana.

          (5) The Articles of Incorporation and By-Laws of Acadiana in effect immediately prior to the effectiveness of the Merger, by virtue of the Merger and without further action by the shareholders or directors of the Terminating Corporations or Acadiana, shall continue as, and shall be deemed to be, the Articles of Incorporation and By-Laws of the Surviving Corporation until amended in accordance with the laws of the State of Louisiana, except that, upon the effectiveness of the Merger, Article First of said Articles of Incorporation shall be deemed to be amended to read in its entirety as follows:

          "FIRST:  The name of the corporation (herein called the
           -----
          "corporation") is Wilsons Leather of Louisiana Inc."

          (6) The directors of Acadiana immediately prior to the effectiveness of the Merger shall be the directors of the Surviving Corporation, subject to the applicable provisions of the By-Laws of the Surviving Corporation, until the expiration of the respective terms of such directors for which they were elected and until their respective successors are elected and have qualified or as otherwise provided in the By-Laws of the Surviving Corporation. The officers of Acadiana immediately prior to the effectiveness of the Merger shall be the officers of the Surviving Corporation until their respective successors are chosen and have qualified or as otherwise provided in the By-Laws of the Surviving Corporation.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement of Merger to be duly executed as of the date first written above.

                                   CORTANA MALL WILSONS, INC.


                                   By:  /s/  David L. Rogers
                                      ------------------------------------
                                      Name:      David L. Rogers
                                      Capacity:  President

                                   OAKWOOD WILSONS, INC.


                                   By:  /s/  David L. Rogers
                                      ------------------------------------
                                      Name:      David L. Rogers
                                      Capacity:  President

                                   ACADIANA MALL WILSONS, INC.


                                   By:  /s/  David L. Rogers
                                      ------------------------------------
                                      Name:      David L. Rogers
                                      Capacity:  President


STATE OF MINNESOTA   )
                     )SS.:
COUNTY OF HENNEPIN   )

          On this 19th day of July, 1996, before me, the subscriber, a Notary Public duly appointed to take proof and acknowledgment of deeds and other instruments, came David L. Rogers, to me personally known to be the individual described in and who signed the preceding document and who duly acknowledged to me the signing of the same, and being by me duly sworn deposeth and saith that he signed the preceding document as President of CORTANA MALL WILSONS, INC.

          IN TESTIMONY WHEREOF, I hereunto set my hand and affix my official seal at Minneapolis, Minnesota, on the day and year first above written.


                                   /s/  Amy M. Greene
                                   ---------------------------------------
                                   Notary Public

[Seal]

STATE OF MINNESOTA  )
                    )SS.:
COUNTY OF HENNEPIN  )

          On this 19th day of July, 1996, before me, the subscriber, a Notary Public duly appointed to take proof and acknowledgment of deeds and other instruments, came David L. Rogers, to me personally known to be the individual described in and who signed the preceding document and who duly acknowledged to me the signing of the same, and being by me duly sworn deposeth and saith that he signed the preceding document as President of OAKWOOD WILSONS, INC.

          IN TESTIMONY WHEREOF, I hereunto set my hand and affix my official seal at Minneapolis, Minnesota, on the day and year first above written.


                                   /s/  Amy M. Greene
                                   ---------------------------------------
                                   Notary Public


[Seal]

STATE OF MINNESOTA  )
                    )SS.:
COUNTY OF HENNEPIN  )

          On this 19th day of July, 1996, before me, the subscriber, a Notary Public duly appointed to take proof and acknowledgment of deeds and other instruments, came David L. Rogers, to me personally known to be the individual described in and who signed the preceding document and who duly acknowledged to me the signing of the same, and being by me duly sworn deposeth and saith that he signed the preceding document as President of ACADIANA MALL WILSONS, INC.

          IN TESTIMONY WHEREOF, I hereunto set my hand and affix my official seal at Minneapolis, Minnesota, on the day and year first above written.


                                   /s/  Amy M. Greene
                                   ---------------------------------------
                                   Notary Public


[Seal]

                           CERTIFICATE OF SECRETARY
                                      OF
                          CORTANA MALL WILSONS, INC.
                           (a Louisiana corporation)


          The undersigned, being the Secretary of CORTANA MALL WILSONS, INC., does hereby certify that the foregoing Agreement of Merger was approved by unanimous written consent of the directors and sole shareholder of said corporation on July 19, 1996.


                                   /s/  Jonathan G. Halper
                                   ---------------------------------------
                                   Jonathan G. Halper


                           CERTIFICATE OF SECRETARY
                                      OF
                             OAKWOOD WILSONS, INC.
                           (a Louisiana corporation)


          The undersigned, being the Secretary of OAKWOOD WILSONS, INC., does hereby certify that the foregoing Agreement of Merger was approved by unanimous written consent of the directors and sole shareholder of said corporation on July 19, 1996.


                                   /s/  Jonathan G. Halper
                                   ---------------------------------------
                                   Jonathan G. Halper


                           CERTIFICATE OF SECRETARY
                                      OF
                          ACADIANA MALL WILSONS, INC.
                           (a Louisiana corporation)


          The undersigned, being the Secretary of ACADIANA MALL WILSONS, INC., does hereby certify that the foregoing Agreement of Merger was approved by unanimous written consent of the directors and sole shareholder of said corporation on July 19, 1996.


                                   /s/  Jonathan G. Halper
                                   ---------------------------------------
                                   Jonathan G. Halper